Exhibit 10.1

EXECUTION COPY

FIFTH AMENDMENT
TO
MASTER REPURCHASE AGREEMENT

FIFTH AMENDMENT, dated as of October 26, 2012 (the “Amendment”), to the Master Repurchase Agreement dated as of December 3, 2010, as amended by that certain First Amendment to Master Repurchase Agreement dated as of April 8, 2011, as further amended by that certain Second Amendment to Master Repurchase Agreement dated as of June 30, 2011, as further amended by that certain Third Amendment to Master Repurchase Agreement dated as of April 13, 2012, and as further amended by that certain letter dated April 27, 2012, and as further amended by that certain Fourth Amendment to Master Repurchase Agreement dated as of June 29, 2012 (the “Existing Master Repurchase Agreement”), by and among EXCEL MORTGAGE SERVICING, INC., a California corporation, with an address at 19500 Jamboree Road #400, Irvine, California 92612, as a seller (“Excel”), AMERIHOME MORTGAGE CORPORATION, a Michigan corporation, with an address at 2141 W. Bristol Road, Flint, Michigan 48507, as a seller (“AmeriHome”) (Excel and AmeriHome are individually and collectively referred to herein as “Seller”), and CUSTOMERS BANK, a Pennsylvania state-chartered bank, with an address at 99 Bridge Street, Phoenixville, Pennsylvania 19460 (the “Buyer”).

RECITALS

The Seller has requested the Buyer to agree to amend the Existing Master Repurchase Agreement as set forth in this Amendment.  The Buyer is willing to agree to such amendment, but only on the terms and subject to the conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Seller and the Buyer hereby agree as follows:

ARTICLE I
DEFINITIONS

Definitions.  Unless otherwise indicated, capitalized terms that are used but not defined herein shall have the meanings ascribed to them in the Existing Master Repurchase Agreement.

ARTICLE II
AMENDMENT

1.                                      The following definitions contained in Section 1 (Definitions) of the Existing Master Repurchase Agreement are hereby deleted and replaced in their entirety by the following:

“Maximum Aggregate Purchase Price” means Forty Seven Million Five Hundred Thousand and 00/100 Dollars ($47,500,000.00).

2.                                      The following new definition is hereby added to Section 1 (Definitions) of the Existing Master Repurchase Agreement:

“Loan Data” means the data and documents required by Buyer as set forth in Exhibit II hereof.  The data and documents may be updated and changed from time to time at Buyer’s sole discretion.

3.                                      Section 3(a) of the Existing Master Repurchase Agreement is hereby deleted and replaced in its entirety by the following:

(a)                                 Seller shall request a Transaction by submitting to Buyer via Electronic Transmission a Purchase Request by noon Eastern Time on the Purchase Date.  Seller may, by paying Twenty Five and 00/100 Dollars ($25.00) (the “Same Day Funding Fee”), deliver to Buyer via Electronic Transmission a Purchase Request after noon Eastern Time on the Purchase Date.  Buyer will use reasonable efforts to accommodate any such request but shall have no liability if it is unable to complete the Transaction on such day.  The Same Day Funding Fee shall only be payable if Buyer completes the Transaction on such day.  Buyer shall have the obligation to enter into Transactions up to the Maximum Aggregate Purchase Price.

In addition, Seller shall provide Buyer with credit information on the Mortgage Loan Obligor sufficient to enable Buyer to perform an independent credit analysis on Obligor, if Buyer decides to perform an independent credit analysis.  If Seller submits a substantial quantity of Transactions, Buyer may use sampling techniques to independently verify credit information of the Obligor.

If Buyer agrees to purchase such Mortgage Loan, then no later than the Purchase Date Buyer shall reflect on its computer system the Mortgage Loan as purchased (the “Confirmation”).

The Buyer shall provide Seller with limited on-line access to Buyer’s computer system for the purpose of Seller submitting Purchase Requests and viewing Confirmations.  Buyer shall provide Seller with instructions on how to access the computer system.

In the event Seller disagrees with any terms of the Confirmation, Seller shall immediately notify Buyer of such disagreement.  An objection by Seller must state specifically that it is an objection, must specify the provision(s) being objected to by Seller, must set forth such provision(s) in the manner that Seller believes they should be stated, and must be received by Buyer no more than one (1) Business Day after the Confirmation was received by Seller.

In connection with the sale of the Mortgage Loan to a Take-Out Investor, the Seller shall request the Buyer deliver to such Take-Out Investor the original Mortgage Note, and, in some cases, other documents contained in the Mortgage Loan file, along with a bailee letter instructing the Take-Out Investor to hold the original Mortgage Note and any other documents as bailee for the Buyer.

Prior to such delivery, Seller shall provide Buyer with a copy of the sale agreement, trade confirmation or similar document with such Take-Out Investor or letter of good standing from the Take-Out Investor.  As long as Seller meets the requirements contained in the prior two sentences, Buyer shall deliver such documents to the Take-Out Investor within one (1) Business Day of such request by Seller.  The bailee letter shall instruct the Take-Out Investor to send the sale proceeds to the Buyer’s collection account.  The Seller shall provide Buyer with a copy of the purchase advice from the Take-Out Investor and the Buyer shall match the purchase advice against the Repurchase Price due from Seller related to such Mortgage Loan.  Any excess proceeds shall be transferred to the Seller’s maintenance account at the Buyer and any shortfall shall be transferred from the Seller’s maintenance account to the Buyer’s collection account.  Upon receipt of the entire Repurchase Price, the Buyer’s interest in such Mortgage Loan shall be released.  The bailee letter shall provide, in the event the Take-Out Investor does not purchase a Mortgage Loan within thirty (30) Business Days of receipt of the original Mortgage Note, the Take-Out Investor shall immediately return to the Buyer such Mortgage Note and other documents it received related to such Mortgage Loan.

4.                                      Section 3(b) of the Existing Master Repurchase Agreement is hereby deleted and replaced in its entirety by the following:

(b)                                 Any Confirmation by Buyer shall be deemed to have been received by Seller on the date the Confirmation is posted on Buyer’s computer system.

5.                                      Section 5(b)(1) of the Existing Master Repurchase Agreement is hereby deleted and replaced in its entirety by the following:

(1)                                 There shall have been submitted to Buyer by Electronic Transmission the Purchase Request for such Mortgage Loan.

6.                                      Section 5(b)(6) of the Existing Master Repurchase Agreement is hereby deleted and replaced in its entirety by the following:

(6)                                 By submitting a Purchase Request to Buyer hereunder, Seller shall be deemed to have represented and warranted the accuracy and completeness of the statements set forth in Sections 5(b)(2) through 5(b)(5) above.

7.                                      A new Section 5(b)(8) is hereby added to the Existing Master Repurchase Agreement as follows:

(8)                                 The Seller has given written instructions to the Settlement Agent as follows:

(i)                                     To hold the Purchase Price funds In Trust For Buyer and to use them only to close the applicable Mortgage Loan;

(ii)                                  After closing, to immediately deliver to CB Warehouse Lending the executed Note (including original riders thereto), a copy of the HUD-1 and a certified copy of the executed Mortgage/Deed of Trust (also including riders);

(iii)                               If the Mortgage Loan does not close or disburse within one (1) Business Day after the scheduled Purchase Date, to immediately return the Purchase Price by federal wire to:

Customers Bank

Phoenixville, PA 19460

ABA# 031302971

For Credit to:  CB Warehouse Lending

Account# 5321534

Reference Borrower’s Last Name

8.                                      Section 7(a)(1) of the Existing Master Repurchase Agreement is hereby deleted and replaced in its entirety by the following:

(a)(1)                  Minimum Adjusted Tangible Net Worth of Seller.  Permit Excel’s Adjusted Tangible Net Worth as of the last day of any fiscal quarter to be less than Seventeen Million and 00/100 Dollars ($17,000,000) or the highest amount required to maintain a mortgage license in any jurisdiction where Seller is licensed to originate mortgage loans, whichever is higher.  Permit AmeriHome’s Adjusted Tangible Net Worth as of the last day of any fiscal quarter to be less than Two Million Four Hundred Thousand and 00/100 Dollars ($2,400,000) or the highest amount required to maintain a mortgage license in any jurisdiction where Seller is licensed to originate mortgage loans, whichever is higher.

9.                                      Exhibit II of the Existing Master Repurchase Agreement is hereby deleted and replaced in its entirety by Exhibit A attached hereto.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

All representations and warranties contained in the Existing Master Repurchase Agreement are true and correct as of the date of this Amendment (except to the extent that any of such representations and warranties expressly relate to an earlier date).

ARTICLE IV
MISCELLANEOUS

1.                                      Ratification.  Except as expressly affected by the provisions hereof, the Existing Master Repurchase Agreement, as amended, shall remain in full force and effect in accordance with its terms and ratified and confirmed by the parties hereto.  On and after the date hereof, each reference in the Existing Master Repurchase Agreement to “the Agreement”,

“hereunder”, “herein” or words of like import shall mean and be a reference to the Agreement as amended by this Amendment.

2.                                      Limited Scope.  This Amendment is specific to the circumstances described above and does not imply any future amendment or waiver of rights of the Buyer and the Seller under the Existing Master Repurchase Agreement.

3.                                      Severability.  Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

4.                                      Caption.  The captions in the Amendment are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

5.                                      Counterparts.  This Amendment may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

6.                                      Applicable Law.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

[SIGNATURES COMMENCE ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

ATTEST:		CUSTOMERS BANK

By:	/s/ J. Christopher Black	By:	/s/ Glenn Hedde
Name:	J. Christopher Black	Name:	Glenn Hedde
Title:	Senior Vice President	Title:	President, Warehouse Lending

ATTEST:		EXCEL MORTGAGE SERVICING, INC.

By:	/s/ Ron Morrison	By:	/s/ William Ashmore
Name:	Ron Morrison	Name:	William Ashmore
Title:	Executive Vice President &	Title:	President
General Counsel

ATTEST:		AMERIHOME MORTGAGE CORPORATION

By:	/s/ Ron Morrison	By:	/s/ William Ashmore
Name:	Ron Morrison	Name:	William Ashmore
Title:	Executive Vice President &	Title:	President
General Counsel

Signature Page to Fifth Amendment to Master Repurchase Agreement

Exhibit A to Fifth Amendment to

Master Repurchase Agreement

EXHIBIT II

LOAN DATA

ORIGINATOR’S LOAN #:

BORROWER(S):	(FIRST & LAST NAME)	NOTE AMOUNT:

INVESTOR (and Price):

CLOSING AGENT (Please attach wire instructions):

REQUESTED PURCHASE DATE:	AMT REQUESTED	+ AMT FROM MAINT ACCT	= TOTAL WIRE AMT TO CLSG

	$	$	= $

In support of the above referenced purchase, we submit the following documents: (please check)

1.	☐	Closing Agent wire instructions.
2.	☐	Executed Note endorsed in blank (if a refinance) or copy of Note to be executed at closing (if a purchase), including all Riders.
3.	☐	Loan Purchase Commitment from an Approved Investor covering this loan or hedging reports acceptable to buyer.
4.	☐	Closing Protection Letter from a title insurance company covering the Closing Agent dated within 30 days of purchase date (or E&O Policy for Attorney in NY).
5.	☐	Automated Underwrite Results or Form 1008 (Uniform Underwriting & Transmittal Summary).
6.	☐	If loan amount is > $500K, Form 1003 signed by the borrower.
7.	☐	If loan amount is > $500K, full Appraisal.

8.	☐	If loan is already closed, a certified Executed true copy of HUD-1, and any additional exhibits.
9.	☐	If loan is already closed, a certified Executed true copy of the Mortgage/Deed of Trust, plus riders attached thereto.

Items Needed Post Funding:

10.       If a MERS loan, within 3 days, MERS registration showing Customers Bank listed as the Interim Funder. Our interim funder # is 1008768. Otherwise, an executed Assignment of Mortgage/Deed of Trust, in blank, in proper form for recordation (with legal description) required at the time of purchase.

11.       Within 30 days (If loan is still active on warehouse facility), a copy of the FHA or VA Commitment to Insure is required.